Exhibit 10.17

EXECUTION VERSION

FOURTH AMENDMENT

TO TERM LOAN CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO TERM LOAN CREDIT AGREEMENT (this “Amendment”), dated as of June 24, 2021, relating to the Credit Agreement referred to below, is made by and among PROFRAC SERVICES, LLC (the “Borrower”), PROFRAC HOLDINGS, LLC (“Holdings”), PROFRAC MANUFACTURING, LLC (“Manufacturing”), the FOURTH AMENDMENT INCREMENTAL TERM LENDERS (as defined below), the LENDERS (as defined below) party hereto, as required, as the case may be, by the terms of this Amendment and the Existing Credit Agreement, and BARCLAYS BANK, PLC, as Agent (as defined below).

RECITALS

WHEREAS, the Borrower, Holdings, Manufacturing, the other Obligors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and Barclays Bank PLC, as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns, the “Agent”) and as collateral agent for the Lenders (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) have entered into the Term Loan Credit Agreement, dated as of September 7, 2018, as amended by (i) the First Amendment to Term Loan Credit Agreement, dated as of September 11, 2019, (ii) the Second Amendment to Term Loan Credit Agreement, dated as of May 13, 2020 and (iii) the Third Amendment to Term Loan Credit Agreement, dated as of July 7, 2020, and as further amended, restated, supplemented or otherwise modified from time to time immediately prior to the effectiveness of this Amendment (the “Existing Credit Agreement”, and the Existing Credit Agreement as amended by this Amendment, the “Credit Agreement”; capitalized terms not otherwise defined herein having the meanings ascribed to them in the Credit Agreement); and

WHEREAS, pursuant to Section 2.5 of the Existing Credit Agreement, the Borrower has requested Incremental Term Loan Commitments in an aggregate principal amount equal to $40,000,000 (the “Fourth Amendment Incremental Term Loan Commitments”), such that after giving effect to the requested Fourth Amendment Incremental Term Loan Commitments, the aggregate principal amount of all Incremental Term Loan Commitments of all Lenders under the Credit Agreement shall equal an aggregate principal amount of $40,000,000, and all Term Loans outstanding under the Credit Agreement shall equal an aggregate principal amount of $171,354,939;

WHEREAS, in accordance with Section 2.5 of the Existing Credit Agreement, an Incremental Amendment shall be executed and delivered by the Borrower, the Agent, and one or more Fourth Amendment Incremental Term Lenders;

WHEREAS, in accordance with Section 2.5 of the Existing Credit Agreement, the Lenders (the “Fourth Amendment Incremental Term Lenders”) set forth on Schedule I attached as Exhibit A hereto have elected to (x) increase their existing respective Term Loan Commitments and/or (y) provide new Term Loan Commitments (any such Lender providing a new Term Loan Commitment, an “Additional Lender”), in each case and as the case may be, in the amount set forth opposite such Lender’s name on Schedule I hereto; and

WHEREAS, the Borrower has requested certain other amendments and waivers to the Existing Credit Agreement on the terms set forth herein.

NOW THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto hereby covenant and agree as follows:

SECTION 1. Incremental Facility Request; Fourth Amendment Incremental Term Loan Commitment.

(a) Pursuant to Section 2.5 of the Existing Credit Agreement, the Borrower confirms and agrees that it has requested an increase in the aggregate amount of the existing Term Loan Commitments through the establishment of an Incremental Term Loan Commitment in an aggregate principal amount of $40,000,000 on the Fourth Amendment Effective Date (as defined below), which Incremental Term Loan Commitments shall be treated the same as the existing Term Loan Commitments (including, but not limited to, with respect to amortization) and shall be considered to be part of the existing Term Loan Commitments and existing outstanding Term Loans.

(b) Each Fourth Amendment Incremental Term Lender party hereto agrees (i) that effective on and at all times after the Fourth Amendment Effective Date, such Fourth Amendment Incremental Term Lender will be bound by all of the obligations of a Lender under the Credit Agreement and (ii) (x) to increase its Term Loan Commitment in the amount set forth opposite its name on Schedule I hereto and/or (y) to provide a new Term Loan Commitment in the amount set forth opposite its name on Schedule I hereto, in each case which shall be added to and constitute a part of the Term Loan Commitments existing under the Existing Credit Agreement immediately prior to giving effect to this Amendment.

SECTION 2. Amendments to the Existing Credit Agreement (Required Lenders). Effective as of the Fourth Amendment Effective Date, subject to Section 5 hereof and the consent of the Required Lenders, the Existing Credit Agreement is hereby amended as follows:

(a) Schedule 1.1 (Lenders’ Commitments) to the Existing Credit Agreement is hereby amended to add the Fourth Amendment Incremental Term Loan Commitments set out in Exhibit A hereto;

(b) Section 1.1 of the Existing Credit Agreement shall be and it hereby is amended by adding the following definitions, to be placed in the appropriate alphabetical order, to read as follows:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“FCA” has the meaning assigned to such term in Section 5.5(c).

“IBA” has the meaning assigned to such term in Section 5.5(c).

“Payment” has the meaning assigned to such term in Section 13.22(a).

“Payment Notice” has the meaning assigned to such term in Section 13.22(b).

“Recipient” has the meaning assigned to such term in Section 13.22(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

(c) Section 1.1 of the Existing Credit Agreement shall be and it hereby is amended by amending and restating the following definitions in their entirety as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(d) Section 4.3(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) Excess Cash Flow. Commencing with the calendar quarter ending December 31, 2018, not later than ten (10) Business Days after the date on which financial statements are required to be delivered pursuant to Section 6.2(a) or (b), as the case may be (the “Excess Cash Flow Application Date”), for each Excess Cash Flow Period, the Borrower shall prepay (or cause to be prepaid), in accordance with Section 4.3(e), Term Loans with a principal amount equal to the Applicable ECF Percentage; provided that, notwithstanding the foregoing, (i) for each of the Excess Cash Flow Periods ending December 31, 2018 and March 31, 2019, (A) the Excess Cash Flow Application Date shall be not later than February 15, 2019 and May 15, 2019, respectively, and (B) the amount prepaid or caused to be prepaid by the Borrower pursuant to this Section 4.3(a) shall not be less than $5,000,000, (ii) for the Excess Cash Flow Period ending September 30, 2019, the amount prepaid or caused to be prepaid by the Borrower pursuant to this Section 4.3(a) shall not be less than $10,000,000, (iii) for the Excess Cash Flow Period ending June 30, 2020, the amount prepaid or caused to be prepaid by the Borrower pursuant to this Section 4.3(a) shall not be greater than $2,500,000 (it being understood and agreed that amounts shall only be required to be so prepaid or caused to be prepaid for such Excess Cash Flow Period under this clause (iii) if Holdings, the Borrower or any of its Restricted Subsidiaries has incurred CARES Act Debt of at least $12,500,000 on or prior to the date on which such prepayment is due hereunder), (iv) for the Excess Cash Flow Period ending September 30, 2020, the amount prepaid or caused to be prepaid by the Borrower pursuant to this Section 4.3(a) shall not be less than $1,500,000, (v) for the Excess Cash Flow Period ending December 31, 2020, the amount prepaid or caused to be prepaid by the Borrower pursuant to this Section 4.3(a) shall not be less than $3,500,000, (vi) for the Excess Cash Flow Periods ending March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021, the amount prepaid or caused to be prepaid by the Borrower pursuant to this Section 4.3(a) shall be waived and $0 will be due, and (vii) for each of the Excess Cash Flow Periods ending March 31, 2022, June 30, 2022, September 30, 2022, December 31, 2022, March 31, 2023 and June 30, 2023 the amount prepaid or caused to be prepaid by the Borrower pursuant to this Section 4.3(a) shall be not less than $5,000,000. If following delivery of the audited financial statements of Holdings for any Fiscal Year pursuant to Section 6.2(a), such audited financial statements show that the Applicable ECF Percentage for such Fiscal Year was greater than the Applicable ECF Percentage calculated for such Fiscal Year based upon the unaudited quarterly financial statements delivered to the Agent and the Lenders pursuant to Section 6.2(b) (the amount of such discrepancy, the “ECF True-up Amount”), then the Borrower shall prepay the outstanding principal amount of the Term Loans in accordance with Section 4.3(e) in an amount equal to the ECF True-up Amount within 3 Business Days after delivery of such audited financial statements to the Agent and the Lenders pursuant to Section 6.2(a),

(e) Section 5.5 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) If the Agent determines that (i) for any reason adequate and reasonable means do not exist for determining the LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan or (ii) the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to the Lenders of funding such LIBOR Loan, then, in each case of the foregoing, the Agent will promptly so notify the Borrower and each Lender thereof. Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of

Continuation/Conversion then submitted by any of them. If the Borrower does not revoke such notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Loans and the utilization of the LIBOR Rate component in determining the Base Rate shall be suspended.

(b) Notwithstanding the foregoing, if the Agent has made the determination described in clause (a)(i) of this Section 5.5 and/or is advised by the Required Lenders of their determination in accordance with clause (a)(ii) of this Section 5.5 and the Borrower shall so request, the Agent, the Required Lenders and the Borrower shall negotiate in good faith to amend the definition of “Eurocurrency Rate” and other applicable provisions to preserve the original intent thereof in light of such change; provided that, until so amended, such Loans impacted by clauses (a)(i) and (a)(ii) of this Section 5.5 will be handled as otherwise provided pursuant to the terms of this Section 5.5.

(c) Benchmark Replacement Provisions. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document:

(i) Replacing USD LIBOR. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12- month USD LIBOR tenor settings. On the earlier of (i) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is USD LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(ii) Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each Class. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in a determination of Base Rate.

(iii) Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iv) Notices: Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Agent, or, if applicable, any Lender (or group of Lenders) pursuant to this Section 5.5(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 5.5(c).

(v) Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR), then the Agent may remove any tenor of such Benchmark that is unavailable or nonrepresentative for Benchmark (including Benchmark Replacement) settings and (ii) the Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(d) Certain Defined Terms. As used in this Section 5.5, the following terms have the following meanings:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means, initially, USD LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 5.5(c), then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor:

1) For purposes of Section 5.5(c)(i), the first alternative set forth below that can be determined by the Agent:

a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, or

b) the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of USD LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in Section 5.5(c)(i); and

2) For purposes of Section 5.5(c)(ii), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than USD LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

“Early Opt-in Election” means the occurrence of:

1) a notification by the Agent to (or the request by the Borrower to the Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

2) the joint election by the Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Agent of written notice of such election to the Lenders.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“USD LIBOR” means the London interbank offered rate for U.S. dollars.

(f) Article XIII of the Existing Credit Agreement is hereby amended and restated by adding the following new Section 13.22 immediately following the end of Section 13.21 of the Existing Credit Agreement:

(a) Each Lender (and each Participant of any of the foregoing, by its acceptance of a Participation) hereby acknowledges and agrees that if the Agent notifies such Lender that the Agent has determined in its sole discretion that any funds (or any portion thereof) received by such Lender (any of the foregoing, a “Recipient”) from the Agent (or any of its Affiliates) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Recipient (whether or not known to such Recipient) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) and demands the return of such Payment, such Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment as to which such a demand was made. A notice of the Agent to any Recipient under this Section shall be conclusive, absent manifest error.

(b) Without limitation of clause (a) above, each Recipient further acknowledges and agrees that if such Recipient receives a Payment from the Agent (or any of its Affiliates) (x) that is in an amount, or on a date different from the amount and/or date specified in a notice of payment sent by the Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, it understands and agrees at the time of receipt of such Payment that an error has been made (and that it is deemed to have knowledge of such error) with respect to such Payment. Each Recipient agrees that, in each such case, it shall promptly notify the Agent of such occurrence and, upon demand from the Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made.

(c) Any Payment required to be returned by a Recipient under this Section shall be made in same day funds in the currency so received, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Recipient to the date such amount is repaid to the Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. Each Recipient hereby agrees that it shall not assert and, to the fullest extent permitted by applicable law, hereby waives, any right to retain such Payment, and any claim, counterclaim, defense or right of set-off or recoupment or similar right to any demand by the Agent for the return of any Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.

(d) The Borrower and each other Obligor hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Obligor except, in each case, to the extent such erroneous Payment is, and with respect to the amount of such erroneous Payment that is, comprised of funds of the Borrower or any other Obligor.

(e) Each party’s obligations, agreements and waivers under this Section 13.22 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g) Section 14.21 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 14.21. Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

(a) Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(ii) the effects of any Bail-In Action on any such liability, including, if applicable:

1) a reduction in full or in part or cancellation of any such liability;

2) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

3) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

SECTION 3. Amendments to the Existing Credit Agreement (All Lenders). Effective as of the Fourth Amendment Effective Date, subject to Section 5 hereof and the consent of all Lenders under the Credit Agreement, the Existing Credit Agreement is hereby amended by replacing each instance of the text “50.1%” with “60.1%” in the definition of “Required Lenders”.

SECTION 4. Waiver. Pursuant to Section 12.1 of the Agreement, the Lenders constituting “Required Lenders” hereby waive the following conditions precedent to the incurrence of Fourth Amendment Incremental Term Loan Commitments set forth in Section 2.5 of the Agreement:

(a) after giving Pro Forma Effect to the incurrence of the Fourth Amendment Incremental Term Loan Commitments, compliance with the Consolidated Total Debt to Consolidated EBITDA leverage tests set forth in Sections 2.5(a)(i) and 2.5(a)(ii); and

(b) legal opinions from counsel of the Borrower to the Agent and Fourth Amendment Incremental Term Lenders required pursuant to Section 2.5(d).

SECTION 5. Conditions to Effectiveness. This Amendment shall become effective on the first date (such date, the “Fourth Amendment Effective Date”) when, and only when, each of the conditions set forth below shall have been satisfied in accordance with the terms herein:

(a) the Agent and the Lenders party hereto shall have received duly executed counterparts of this Amendment by the Borrower, Holdings, Manufacturing, the Fourth Amendment Incremental Term Lenders and the Lenders under the Credit Agreement as required hereby and pursuant to the Credit Agreement;

(b) each Lender party hereto shall have received a non-refundable amendment fee payable in cash equal to 0.20% of such Lender’s Pro Rata Share of the Term Loans;

(c) each Fourth Amendment Incremental Term Lender party hereto shall have received a non-refundable upfront fee payable in cash equal to 0.48% of such Fourth Amendment Incremental Term Lender’s Pro Rata Share of the Fourth Amendment Incremental Term Loan Commitment, which, at the election of each Fourth Amendment Incremental Term Lender, may be structured as original issue discount upon funding of the Fourth Amendment Incremental Term Loan Commitments by such Fourth Amendment Incremental Term Lender.

(d) the Agent, the Collateral Agent and the Lenders party hereto shall have received all other fees and amounts due and payable on or prior to the Fourth Amendment Effective Date, including reimbursement or payment of all reasonable and documented or invoiced out-of-pocket costs and expenses associated with this Amendment, such costs and expenses to be limited in the case of legal costs and expenses to the Attorney Costs;

(e) the representations and warranties set forth in this Amendment or any other Loan Document shall be true and correct in all material respects (and any representation and warranty that is qualified as to materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the Fourth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and any representation and warranty that is qualified as to materiality or Material Adverse Effect shall be true and correct in all respects) as of such earlier date;

(f) no Default or Event of Default shall have occurred and be continuing or shall result, in each case, after giving effect to this Amendment;

(g) the ratio of (x) Consolidated Debt (without giving effect to clause (b) of the definition thereof) to (y) Consolidated EBITDA (as of the last day of the most recently completed Test Period, after giving Pro Forma Effect to the incurrence of such additional amount) shall not exceed 3.00:1.00;

(h) the Agent and the Lenders party hereto shall have received a certificate signed by a Responsible Officer of the Borrower certifying as to the satisfaction of the conditions set forth in paragraphs (e), (f) and (g) of this Section 5, and, with respect to clause (g), together with reasonably detailed calculations with respect thereto;

(i) Omitted;

(j) the Agent shall have received a certificate executed by a Responsible Officer of Holdings and the Borrower, substantially in the form of Exhibit G to the Existing Credit Agreement, which attaches (A) resolutions or other equivalent action documentation authorizing the Agreement, (B) incumbency certificates, (C) Organization Documents and (D) good standing certificates;

(k) the Agent shall have received a certificate executed by the Chief Financial Officer of Holdings as of the Fourth Amendment Effective Date, substantially in the form of Exhibit F to the Existing Credit Agreement, attesting to the Solvency of Holdings and its Subsidiaries (on a consolidated basis) immediately after giving effect to this Amendment; and

(l) the Agent shall have received at least three (3) Business Days prior to the Fourth Amendment Effective Date all documentation and other information about the Borrower and the Guarantors as has been reasonably requested in writing at least ten (10) Business Days prior to the Fourth Amendment Effective Date by any Fourth Amendment Incremental Term Lender that they reasonably determine is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act and a certification regarding beneficial ownership required by 31 C.F.R. § 1010.230.

SECTION 6. Representations and Warranties of the Obligors. To induce the Agent and the Lenders party hereto to enter into this Amendment, each of the Borrower, Holdings and Manufacturing hereby represents and warrants to the Agent and each Lender that:

(a) Holdings and each Obligor party to this Amendment has the power and authority to execute, deliver and perform this Amendment. Holdings and each Obligor party to this Amendment has taken all necessary corporate, limited liability company or partnership, as applicable, action (including obtaining approval of its shareholders, if necessary) to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by Holdings and each Obligor party hereto and constitute the legal, valid and binding obligations of Holdings and each such Obligor, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, winding up, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at Law) and an implied covenant of good faith and fair dealing. Holdings’ and each Obligor’s execution, delivery and performance of this Amendment does not (i) conflict with, or constitute a violation or breach of, the terms of (A) any contract, mortgage, lease, agreement, indenture, or instrument to which Holdings, such Obligor or any of its Restricted Subsidiaries is a party or which is binding upon it, (B) any Requirement of Law applicable to Holdings, such Obligor or any of its Restricted Subsidiaries or (C) any Charter Documents of Holdings, such Obligor or any of its Restricted Subsidiaries, in each case, in any respect that would reasonably be expected to have a Material Adverse Effect or (ii) result in the imposition of any Lien (other than the Liens created by the Security Documents) upon the property of Holdings, such Obligor or any of its Restricted Subsidiaries by reason of any of the foregoing;

(b) The execution, delivery and performance of this Amendment does not violate any Organization Document of any Obligor;

(c) no Default or Event of Default has occurred and is continuing or would occur, in each case, after giving effect to this Amendment;

(d) no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Holdings or any of its Restricted Subsidiaries of this Amendment other than where failure to obtain, effect or make any such approval, consent, exemption, authorization, or other action, notice or filing would not reasonably be expected to have a Material Adverse Effect; and

(e) after giving effect to this Amendment, the representations and warranties of the Borrower and each of the other Obligors contained in the Credit Agreement and each other Loan Document are true and correct in all material respects (and any representation and warranty that is qualified as to materiality or Material Adverse Effect is true and correct in all respects) on and as of the Fourth Amendment Effective Date as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date, in which case such representations and warranties were true and correct in all material respects as of such prior date.

SECTION 7. Agreements of the Additional Lenders. Each Additional Lender hereby: (i) confirms that it has received a copy of the Existing Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that after giving effect to this Amendment, it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that after giving effect to this Amendment, it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) confirms it is not a Disqualified Lender and is otherwise an Eligible Assignee.

SECTION 8. Expenses. The Borrower hereby reconfirms the obligations of the Borrower pursuant to Section 14.7 of the Credit Agreement to pay all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by the Agent in connection with this Amendment.

SECTION 9. No Other Amendments or Waivers; Reaffirmation of the Obligors.

(a) Except as expressly provided herein (i) the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms, (ii) the consents and agreements of the Agent and the Lenders set forth herein shall be limited strictly as written and shall not constitute a consent or agreement to any transaction not specifically described in connection with any such consent and/or agreement, and (iii) this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which the Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

(b) This Amendment shall constitute a Loan Document and an Incremental Amendment.

(c) Each of the Borrower, Holdings and Manufacturing hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Obligor is a party is, and the obligations of such Obligor contained in the Credit Agreement (as amended by this Amendment) or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as modified by this Amendment. For greater certainty and without limiting the foregoing, each of the Borrower, Holdings and Manufacturing hereby confirms that the existing security interests granted by such Obligor in favor of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the Obligations as and to the extent provided in the Loan Documents.

SECTION 10. No Reliance, Etc. For the avoidance of doubt, and without limitation of any other provisions of the Credit Agreement or the other Loan Documents, Barclays Bank PLC, in its capacity as Agent and Collateral Agent, shall be entitled to the benefits of Sections 13.3, 13.4 and 14.18 of the Credit Agreement as if such provisions were set forth in full herein mutatis mutandis.

SECTION 11. Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except in accordance with Section 12.1 of the Credit Agreement.

SECTION 12. Integration; Effect of Modifications. This Amendment represents the entire agreement of the Borrower, the other Obligors, the Agent, the Collateral Agent and the Lenders party hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent, the Collateral Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Credit Agreement as modified hereby.

SECTION 13. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVERS; PROCESS AGENTS. THIS AMENDMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SECTION 14.3 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT AS IF SUCH PROVISION WERE SET FORTH IN FULL HEREIN MUTATIS MUTANDIS AND SHALL APPLY HERETO.

SECTION 14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AMENDMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AMENDMENT.

SECTION 15. Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment, the Credit Agreement, or any instrument or agreement required hereunder.

SECTION 16. Counterparts. This Amendment may be executed in any number of counterparts, and by each party hereto in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic transmission (e.g., a “pdf”, “tif” or similar format by electronic mail) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. The Agent may require that any such documents and signatures be confirmed by a manually-signed original thereof, provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or other electronic signature.

[Remainder of Page Intentionally Blank; Signature Pages Follow]

Exhibit 10.17

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

PROFRAC SERVICES, LLC

By:	/s/ Matt Wilks
Name: Matt Wilks
Title: President/CFO

PROFRAC HOLDINGS, LLC

By:	/s/ Matt Wilks
Name: Matt Wilks
Title: President/CFO

PROFRAC MANUFACTURING, LLC

By:	/s/ Matt Wilks
Name: Matt Wilks
Title: President/CFO

[Signature Page to Fourth Amendment to Term Loan Credit Agreement]

BARCLAYS BANK, PLC, as Agent

By:	/s/ May Huang
Name: May Huang
Title: Assistant Vice President

[Signature Page to Fourth Amendment to Term Loan Credit Agreement]

[Lender and Fourth Amendment Incremental Term Lender signature pages on file with Agent]

[Signature Page to Fourth Amendment to Term Loan Credit Agreement]

Exhibit 10.17

EXHIBIT A

TO

FOURTH AMENDMENT TO TERM LOAN CREDIT AGREEMENT

FOURTH AMENDMENT INCREMENTAL TERM LENDERS’ COMMITMENTS